UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2017, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), TD Group and certain subsidiaries of TransDigm entered into Amendment No. 2 (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated June 4, 2014, with Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the other agents and lenders named therein. The Amendment permits, among other things, up to $1.5 billion of dividends and share repurchases over the next twelve months. If any portion of the $1.5 billion is not used for dividends or share repurchases over the next twelve months, such amount (not to exceed $500 million) may be used to repurchase stock at any time thereafter. The Amendment also increases the general investment basket to the greater of $400 million and 8% of consolidated total assets.

The lenders and agents or their affiliates under the Amendment to the Credit Agreement have in the past provided, and may in the future provide, advisory and other services to, or engage in transactions with, TransDigm and TD Group and receive customary compensation therefor.

The above summary of the Amendment to the Credit Agreement is qualified in its entirety by reference to the Amendment to the Credit Agreement, which is attached hereto as 10.1, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with the Amendment, on March 7, 2017, the TD Group Board of Directors authorized a new stock repurchase program permitting us to repurchase a portion of our outstanding shares not to exceed $600 million in the aggregate, subject to restrictions specified in our debt agreements. The program replaces in its entirety the previous stock repurchase program, which had a remaining amount of repurchases allowable of approximately $213 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 2, dated as of March 6, 2017, to the Second Amended and Restated Credit Agreement, dated as of June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
	Name:	Terrance M. Paradie
	Title:	Executive Vice President and Chief Financial Officer

Dated: March 8, 2017

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 2, dated as of March 6, 2017, to the Second Amended and Restated Credit Agreement, dated as of June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent for the lenders.